                                                                   Exhibit 10.16

                               ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement ("Agreement") is made this ___ day of November, 1998 by and between IT STAFFING, LTD., a corporation duly organized under the laws of the Province of Ontario and authorized to conduct business in the State of New York ("Buyer") and SOUTHPORT CONSULTING CO., a corporation duly organized under the laws of the State of New Jersey ("Seller").

          WHEREAS Seller is the owner of certain assets used in connection with the operation of its business; and

          WHEREAS Buyer desires to purchase the hereinafter described assets of Seller pursuant to the terms and conditions set forth herein; and

          WHEREAS Seller desires to sell and transfer such assets to Buyer pursuant to the terms and conditions set forth herein:

          NOW, THEREFORE, for and in consideration of the premises and mutual promises and covenants hereinafter contained, it is agreed between Buyer and Seller as follows:

     1.   SALE OF ASSETS

          Subject to the terms and conditions set forth herein, Seller shall sell, assign, convey, transfer and set over to Buyer, and Buyer shall purchase, assume and accept from Seller, free and clear of any and all liens, claims, encumbrances, liabilities, obligations, security interests and debts, full and complete title to the following tangible and intangible properties and assets of Seller, wherever located, as more particularly set forth on Schedule 1(i) (the "Assets"). The Assets are all of the Assets necessary to enable Buyer to operate the business related to the Assets. In that


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connection, on the date of the closing of the transactions contemplated herein
(the "Closing"), Seller shall deliver to Buyer: (i) a bill of sale in the form of Exhibit 1(i) covering the Assets; and (ii) an assignment of the trade name Southport Consulting. The Purchase Price (as hereinafter defined) shall be allocated as set forth on Schedule 1(i).

     2.   LIABILITIES.

          Buyer does not hereby and shall not at any time assume any liabilities or obligations of Seller of any nature whatsoever.

     3.   PURCHASE PRICE.

          3.1 As consideration for the Assets being purchased hereby, subject to adjustment as provided in Paragraph 3.1(c) hereinbelow, Buyer shall pay to Seller or any designee(s) of Seller the sum of Two Hundred Fifty Thousand United States Dollars (USD$250,000) (the "Purchase Price"):

          (a) Fifty Thousand United States Dollars (USD$50,000) by bank or certified check or by wire transfer of funds upon the execution hereof; and

          (b)(i) in the event that certain registration statement bearing number 333-___________ becomes effective on or before January 29, 1999 (the "Registration Statement"), that number of shares of unregistered common stock of Buyer ("IT Shares") equal to Two Hundred Thousand United States Dollars (USD$200,000) based upon the offering price per share set forth in the Registration Statement. Such IT Shares shall be recorded on the books and records of Buyer and shall be delivered to the Seller simultaneously with the execution hereof; or


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

          (b)(ii) in the event that the Registration Statement does not become effective on or before January 29, 1999, Buyer shall pay and deliver to Seller, on February 1, 1999, Fifty Thousand (50,000) IT Shares.

          (c) In the event that Buyer furnishes consideration to Seller in the form described in Paragraph 3.1(b) above and on each date that Seller is first permitted to sell IT Shares pursuant to Rule 144 and any applicable contractual arrangement (each such date being hereinafter referred to as a "Sale Date"), and the value of the IT Shares available for sale on such Sale Date is less than Five United States Dollars (USD$5.00) per share (the "Target Price Per Share"), unless the price to the public pursuant to the Registration Statement is less than Five United States Dollars (USD$5.00) per share, in which case the Target Price Per Share shall be the price to the public at the Buyer's initial public offering pursuant to the Registration Statement, subject to notice to be furnished to Buyer pursuant to Paragraph 3(d) hereinbelow, Buyer shall, on each such date, deliver to Seller, at Buyer's option, (i) cash or that number of registered shares of common stock of the Seller equal to the difference between
(A) the number of IT Shares available for sale on the applicable Sale Date multiplied by the Target Price Per Share, and (B) the value of said shares on the applicable Sale Date as determined by the closing bid on the applicable Sale Date if the Registration Statement became effective, or by the book value of Buyer on said date in the event that the Registration Statement did not become effective (either such valuation being hereinafter referred to as the "Market Price"), or (ii) Two Hundred Thousand United States Dollars (USD$200,000) in exchange for the IT Shares delivered to Seller under paragraphs 3(b)(i) or 3(b)(ii), as applicable.

          (d) In the event that the Target Price Per Share is less than the Market Price per share, Seller shall furnish to Buyer notice thereof within Ten
(10) business days following the
applicable Sale Date which notice shall set forth the amount of cash and IT Shares owed by Buyer to Seller. Buyer shall pay and deliver to Seller, within Ten (10) business days following receipt of said notice, at Buyer's option, the cash, by certified check or wire transfer of funds, or a certificate representing the applicable number of IT Shares.

          (e) All IT Shares delivered to Seller under this Agreement shall be subject to the same limitations in connection with transferability and registration rights as those of senior management of the Buyer; provided, however, that Buyer shall (i) not permit said rights to be any more restrictive to Seller as same exist on the date hereof, and (ii) cause Seller to be furnished with tag-along rights, drag-along rights, and registration rights and the like on the same terms and at the same time(s) as same may be offered to senior management of the Buyer from time to time.

          4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents, warrants, and covenants to Buyer as follows:

          4.1 EXISTENCE/AUTHORIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of New Jersey. Seller has the corporate power to own and operate its properties and the Assets and to carry on its business as it is now being conducted. Seller conducts business only in New York and New Jersey and is not authorized and has not applied to become authorized to conduct business in any other jurisdiction.

          4.2  CORPORATE POWER.    Seller has full power and authority to
execute and deliver this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller to authorize it


                                          4
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to execute, deliver and perform this Agreement and such other agreements, instruments and transactions contemplated hereby have been duly and properly taken.

          4.3 BINDING OBLIGATION. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments contemplated hereby when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of Seller hereunder and thereunder.

        4.4    SECURITIES ACT.

               (a) Seller is acquiring the IT Shares for its own account for investment and not with a view to the distribution thereof within the meaning of the United States Securities Act of 1933 (the "Act").

               (b) Seller understands that the IT Shares have not been registered under the Act by reason of their issuance by the Buyer in a transaction exempt from the registration requirements of the Act and that the IT Shares must be held by Seller for a period of at least one (1) year unless registered under the Act or exempt from registration thereunder.

          (c) Seller further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Seller) promulgated under the Act depends on the satisfaction of various conditions, and that, if applicable, sales made pursuant to Rule 144 may only be made in limited amounts.


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

               (d) In addition to complying with all applicable restrictions and other provisions in this Agreement, Seller represents and warrants to Buyer that it will not transfer any of the IT Shares except in compliance with United States federal and applicable state securities laws.

               (e) It is understood and agreed that the certificates evidencing the IT Shares will bear a legend stating, in addition to any other applicable legend, in substance:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of unless they are registered under the Act or an exemption from registration is available."

          4.5  TITLE TO ASSETS.    Seller has good and valid title to all of the
Assets, free and clear of all mortgages, liens, or encumbrances. The performance by Seller of its obligations hereunder will vest in the Buyer full and complete title in and to the Assets, free and clear of any and all liens, claims and encumbrances.

          4.6  CUSTOMER INFORMATION.    At the Closing, Seller shall deliver to
Buyer files containing complete and accurate customer lists and customer databases used by or for Seller (the "Customer Information") as of Closing. The Customer Information will set forth the name and address of all of Seller's customers as of the date of the Closing.

          4.7 INTELLECTUAL PROPERTY. Southport Consulting is the only trade name employed by Seller.

          4.8  FINANCIAL STATEMENTS.

               (a) Seller has heretofore delivered to Buyer its unaudited balance sheet (the "1996 and 1997 Balance Sheet") for the years ended December 31, 1996 and 1997 and the related statement of income and retained earnings (collectively the "1996 and 1997 Financial Statements").

               (b) The 1996 and the 1997 Financial Statements have been prepared in accordance with the books and records of Seller.

               (c) From January 1, 1998 through the date of the Closing (the "Closing Date"), Seller has conducted its business and affairs prudently and in
a consistent manner.          4.9       COMPLIANCE WITH APPLICABLE LAWS.   To
the best of Seller's knowledge, Seller and the Assets are in material compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority or instrumentality, domestic or foreign.

          4.10 RECORDS AND SYSTEMS. All data and information of the business relating to the Assets of Seller are recorded, stored, maintained or operated or otherwise held by Seller, are included in the Assets, and are not wholly or partly dependent on any facilities which are not under the exclusive ownership or control of Seller.

          4.11 SOFTWARE LICENSES. Seller is licensed to use all software necessary to enable it to continue to conduct its business and use its computerized records for the foreseeable future in the same manner in which they have been used prior to the Closing Date. All such licenses to use are included in the Assets, and Seller does not share any user rights in respect of such software with any other person or entity, but consent is required to assign Seller's rights in such licenses to Buyer. To the extent available to Seller, Seller shall use reasonable efforts to cause all software licenses to be transferred to Buyer.

          4.12 BROKERS/FINDERS. Neither Seller nor any of Seller's directors, employees or agents has employed any broker, finder, investment banker or other person and none of the foregoing has incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          4.13 NON-COMPETITION. Seller shall cause Michael Carrazza to execute a non-competition agreement in the form of Exhibit 4.13 annexed hereto.

          4.14 FINANCIAL SOPHISTICATION OF SELLER. The Seller has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks, including the risk of loss, attendant to its capacity as a stockholder in Buyer.

          5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

          Buyer hereby represents, warrants and covenants to Seller as of the date hereof and at the Closing as follows:

          5.1 EXISTENCE. Buyer is a corporation duly organized and validly existing under the laws of the Province of Ontario. Buyer is authorized to conduct business in the State of New York. Buyer has the corporate power to own and operate its properties and to carry on its business as it is now being conducted.

          5.2 CORPORATE POWER. Buyer has full corporate power and authority to execute and deliver this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of the Buyer to authorize it to execute, deliver and perform this Agreement and such other agreements, instruments and transactions contemplated hereby have been duly and properly taken.

          5.3 BINDING OBLIGATION; GOVERNMENTAL CONSENTS. This Agreement has been duly executed and delivered by Buyer and constitutes, and such other agreements and instruments when

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duly executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of Buyer hereunder and thereunder. All consents of governmental and other regulatory authorities and of other parties required to be received by or on the part of Buyer to enable it to enter into and carry out this Agreement and the transactions contemplated hereby have been obtained. Without limiting the foregoing, Buyer has made all such filings and submissions which may be required under applicable law for Buyer to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the Articles of Incorporation or By-laws of Buyer; or (ii) violate or constitute a default under any note, bond, mortgage, indenture, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which Buyer is a party or by which any of its properties are bound. No other consent, approval, license, permit, or authorization of, or registration, declaration or filing with, any state or federal court, administrative agency or commission or other governmental authority or instrumentality, or of any other third party, is required to be obtained or made by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than those that may be required solely by reason of Seller's or the Stockholders' (as opposed to any third party's) participation in the transactions contemplated hereby.

          5.4 RESTRICTIONS RELATING TO THE IT SHARES. Except for restrictions on the transfer of the IT Shares in that they have not been registered under the United States securities laws, good



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and marketable title to the IT Shares will pass to Seller, free and clear of any claims, liens, encumbrances, security interests, options, charges or restrictions whatsoever. The IT Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the IT Shares. Buyer shall cause the IT Shares and the holder(s) thereof to have anti-dilution protection, pre-emptive rights and other rights relating to the IT Shares on terms no less favorable to current
management and non-management shareholders of Buyer.   Attached hereto as
Exhibit 5.4 are copies of all agreements and proposals relating to rights and obligations of shareholders of Buyer including without limitation, shareholders agreements, registration rights agreements and lock-up agreements.

          5.5 CAPITAL STOCK. The IT Shares issued and to be issued pursuant hereto are, or when issued will be, validly issued and outstanding and fully paid. Upon the Closing, the Seller will be the registered holder of the IT Shares issuable hereunder and to be delivered on the Closing Date. Such IT Shares have not been and will not be issued in violation of, and are not subject to, any preemptive or subscription rights. Except as set forth herein, there are no outstanding warrants, options, agreements, subscriptions, convertible or exchangeable securities or other commitments pursuant to which Seller is or may become obligated to issue, sell, purchase, return or redeem any or all of the IT Shares issued or issuable to it and there are no shares of capital stock.

          5.6 THE IT SHARES. Upon Closing and upon each issuance hereunder, the Seller will have, good, valid and legal title to the IT Shares issued to it, free and clear of any claims, liens, encumbrances, options, charges or restrictions whatsoever (except for any restrictions imposed by the Buyer's underwriter underwriting the Registration Statement of Buyer's initial public offering and by virtue of any of the IT Shares not being registered under the Securities Act of 1933). At the

Closing, good, valid and legal title to the IT Shares will pass to Seller, free and clear of any claims, liens, encumbrances, options, charges or restrictions whatsoever, except as provided herein. The IT Shares issuable hereunder are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such IT Shares, except as disclosed herein.

     6.   INDEMNIFICATION.

          6.1 INDEMNIFICATION BY SELLER. Seller hereby agrees to indemnify and defend Buyer against and hold it harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Buyer to the extent arising from any breach of any representation, warranty or covenant of the Seller contained in this Agreement and for any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Buyer to the extent arising from Seller's conduct or omission occurring prior to the Closing Date. In addition, Seller hereby agrees to indemnify Buyer against all liability for reasonable legal, accounting and other fees and expenses directly attributable to any such indemnification.

          6.2 INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and defend Seller against, and hold it harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Seller to the extent arising from any breach of any representation, warranty or covenant of Buyer set forth herein or arising from the conduct of the business relating to the Assets after the Closing. In addition, Buyer agrees to indemnify Seller from and against all liability for reasonable legal, accounting and other fees and expenses directly attributable to any such indemnification.


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

          6.3  PROCEDURES RELATING TO INDEMNIFICATION.

               (a) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under Paragraph 6.1 or 6.2 of this Agreement in respect of, arising out of, or involving a Claim (as hereinafter defined) or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Claim" or a "Third Party Claim"), such Indemnified Party shall notify the indemnifying party as soon as practicable following receipt of written notice of said Third Party Claim; PROVIDED, HOWEVER, that the failure to give or delay in giving such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure or delay. Thereafter, the Indemnified Party shall deliver to the indemnifying party, as soon as practicable following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. In providing notice to the indemnifying party, the Indemnified Party acknowledges its responsibility to provide said notice as promptly as possible in order that the indemnifying party shall be able to engage counsel and to submit appropriate answers to any Third Party Claim within the time period required by law.

               (b) If a Third Party Claim is made against an Indemnified Party, the indemnifying party shall assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the Indemnified Party. The Indemnified Party may participate in the defense of such Third Party Claim; PROVIDED, HOWEVER, the indemnifying party will not be liable to the Indemnified Party for legal expenses incurred by the Indemnified Party in connection with such defense subsequent to the assumption thereof by the indemnifying party.
The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period

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during which the indemnifying party has not assumed the defense thereof.  All of the parties hereto shall cooperate in the defense or prosecution of any Third Party Claim. Such cooperation shall include the retention and (upon the indemnifying party's written request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent.

     7. DURATION OF REPRESENTATIONS. The representations, warranties, covenants and indemnities in this Agreement and in any other document delivered in connection herewith shall survive the Closing of this Agreement and shall terminate on the later of (i) the close of business on December 31, 1999, and
(ii) the final resolution of any claim, with respect to that claim, made on or prior to December 31, 1999.

     8.   CONFIDENTIAL INFORMATION.

          Each party agrees to maintain as confidential all information which is delivered to it by the other and agrees further not to disclose the same to any third party whatsoever or use any such information for any purpose except in connection with the implementation of the undertakings of the parties described herein.

     9. CLOSING. The Closing of the transactions contemplated hereby shall take place at the offices of Buyer, 420 Lexington Avenue, Suite 300, New York, New York and shall occur on or about October 20, 1998.

     10.  ANCILLARY DOCUMENTS AND RELATED ACTIONS OR CONDITIONS PRECEDENT TO
CLOSING.            (a)  The obligation of Buyer to consummate the transactions contemplated herein and to perform its obligations hereunder on or prior to the Closing Date is, at the option of Buyer, subject to the following conditions, any or all of which may be waived by Buyer in whole or in part at or prior to the Closing:

               (i) no action or proceeding shall have been instituted or threatened or claim or demand made against Buyer and/or Seller before any court or other governmental body, seeking to restrain or prohibit, or to obtain damages with respect to, the consummation of the transactions contemplated hereby, or which, if adversely determined to Buyer and/or Seller, might have a material adverse effect on the Assets or the business, operations or prospects of Buyer or Seller;

               (ii) Seller shall deliver to Buyer evidence satisfactory to Buyer that the name of Seller has been changed; and

               (iii) Michael Carrazza shall execute a Non-Competition Agreement in the form of Exhibit 4.13 annexed hereto.

          (b) The obligation of Seller to consummate the transactions contemplated herein and to perform their obligations hereunder on and after the Closing Date is, at the option of the Seller, subject to the following conditions, any or all of which may be waived by Seller in whole or in part at or prior to the Closing:

               (i) no action or proceeding shall have been instituted or threatened or claim or demand made against Buyer and/or Seller before any court or other governmental body, seeking to restrain or prohibit, or seeking to obtain damages with respect to, the consummation of the transactions contemplated hereby;

               (ii) Buyer shall deliver to Seller a certificate of an officer of Buyer stating that the transactions contemplated hereby have been approved by Seller's board of directors; and

               (iii) Buyer shall have furnished the Seller with a legal opinion of its counsel in form and substance reasonably satisfactory to Seller and its counsel.

     11.  MISCELLANEOUS PROVISIONS.

          11.1 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such other documents, agreements or instruments and take such further action as may be reasonably requested by any other party hereto for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          11.2 NOTICES. Any notices required or permitted hereunder shall be sufficiently given if in writing and personally delivered, by telecopy and confirmed by telephone, or by internationally recognized overnight courier, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

(a)  If to the Seller:

                    Mr. Michael Carrazza
                    48 Davey Drive
                    West Orange, NJ 07052

                    with a copy to:

                    Eric J. Dale, Esq.
                    Lev, Berlin & Dale, P.C.
                    535 Connecticut Avenue
                    Norwalk, Connecticut 06854
                    tel. (203) 838-8500
                    fax. (203) 854-1652


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

               (b)  If to Buyer:

                    Mr. Declan French
                    IT Staffing Ltd.
                    55 University Avenue Suite 525
                    Toronto, Ontario, Canada M5J 2H7
                    tel. (416) 364-8800
                    fax. (416) 364-2424

                    with a copy to:

                    Jay M. Kaplowitz, Esq.
                    Gersten, Savage, Kaplowitz & Fredericks, LLP
                    101 East 52nd Street 9th Floor
                    New York, New York 10022
                    tel. (212) 752-9700
                    fax. (212) 752-9713

All such notices shall be effective upon the earlier of receipt, date of confirmation, or, in the case of registered mail, seven (7) days after depositing in the mail, postage prepaid, return receipt requested and addressed as shown above.

          11.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) represents the entire understanding and agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. This Agreement supersedes all prior agreements and arrangements between the parties hereto and their affiliates.

          11.4 SUCCESSORS AND ASSIGNS; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except as otherwise provided below, their respective successors and assigns. Nothing contained in this Agreement or in any of the Schedules or Exhibits hereto is intended to create any rights in any person or entity that is not a party to this Agreement and no person or entity shall be deemed to be a third party beneficiary hereof or thereof.

          11.5 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.6 APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof relating to conflicts of law. The parties hereto consent to the jurisdiction of the courts of the State of New York in Manhattan and the United States District Court for the Southern District of New York.

          11.7 EXPENSES. Except as otherwise provided herein, the parties hereto shall pay their own respective fees and expenses, including without limitation, attorneys' fees. Notwithstanding the foregoing, in the event that Seller commences legal action to recover any amounts owed hereunder, Buyer shall pay all professional fees and expenses, including without limitation, attorneys' fees and expenses.

          11.8 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          11.9  PUBLICITY.    None of the parties hereto shall issue any press
release or make any other public statement or announcement relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties hereto to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, after the Closing Buyer may issue any such release, statement or announcement as it reasonably deems appropriate in connection with its responsibilities as a publicly traded company.

          11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by telecopied signatures with the same effect as original signatures.

          11.11 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referenced herein are incorporated herein by reference and shall be initialed by both parties in order to be deemed an integral part of this Agreement. The contents of such Schedules and Exhibits are deemed to be disclosures to Buyer by Seller. In the event that any Schedule or Exhibit provided for herein is incomplete or has not been prepared by Seller and attached hereto as of the execution and delivery of this Agreement, it shall be a condition precedent to Closing that such Schedule or Exhibit shall be in form and substance reasonably satisfactory to Buyer.


IT STAFFING LTD.                   SOUTHPORT CONSULTING CO.


By:                                By:
   ---------------------------        ----------------------------
   Declan French                      Michael Carrazza
   Its President                      Its President
   Hereunto duly authorized           Hereunto duly authorized


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